UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2012

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 18, 2012, the Compensation Committee of the Board of Directors of Tessera Technologies, Inc. (the “Company”) approved the annual base salary levels of executive officers of the Company effective January 1, 2012. The Compensation Committee also approved incentive cash bonus targets equal to a percentage of each executive officer’s base salary under the Company’s 2007 Performance Bonus Program pursuant to which the Company’s executive officers would be eligible to be paid incentive compensation for 2012. The annual base salary levels and target percentages of the Company’s principal executive officer, principal financial officer, and named executive officer are set forth below:

Name	Title	Annual Base Salary	Target Percentage
Robert A. Young, Ph.D.	President and Chief Executive Officer	$684,000	0%
Michael Anthofer	Executive Vice President and Chief Financial Officer	$339,500	60%
Bernard J. Cassidy	Executive Vice President, General Counsel and Secretary	$324,500	60%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2012

TESSERA TECHNOLOGIES, INC.

By:	/s/ Michael Anthofer
Name:	Michael Anthofer
Title:	Executive Vice President and Chief Financial Officer